Exhibit 10.3

PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT, dated as of March 17, 2021 (as it may from time to time be amended and including all exhibits referenced herein, this “Agreement”), is entered into by and between Revolution Healthcare Acquisition Corp., a Delaware corporation (the “Company”), REV Sponsor LLC, a Delaware limited liability company (the “Sponsor”).

WHEREAS, the Company intends to consummate an initial public offering of the Company’s SAILSM (Stakeholder Aligned Initial Listing) securities (the “Public Offering”), each SAILSM security consisting of one share of the Company’s Class A common stock, par value $0.0001 per share (each, a “Class A share”), and one-fifth of one redeemable warrant;

WHEREAS, each whole warrant entitles the holder to purchase one Class A share at an exercise price of $11.50 per share, as set forth in the Company’s Registration Statement on Form S-1, filed with the U.S. Securities and Exchange Commission (the “SEC”), File Number 333-253729 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Sponsor has agreed to purchase an aggregate of 11,333,333 warrants (or 12,333,333 warrants in the aggregate if the over-allotment option in connection with the Public Offering is exercised in full) (the “Private Placement Warrants”), each Private Placement Warrant entitling the holder to purchase one Class A share at an exercise price of $11.50 per Class A share, at a price of $1.50 per warrant.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1.          Authorization, Purchase and Sale; Terms of the Private Placement Warrants.

A.       Authorization of the Private Placement Warrants. The Company has duly authorized the issuance and sale of the Private Placement Warrants to the Sponsor.

B.       Purchase and Sale of the Private Placement Warrants.

   (i)        On the date of the consummation of the Public Offering or on such earlier time and date as may be mutually agreed by the Sponsor and the Company (the “IPO Closing Date”), the Company shall issue and sell to the Sponsor, and the Sponsor shall purchase from the Company, 11,333,333 Private Placement Warrants at a price of $1.50 per warrant for an aggregate purchase price of $17,000,000 (the “Purchase Price”). The Sponsor shall pay the Purchase Price by wire transfer of immediately available funds in the following amounts: (i) $7,000,000 to the Company, at a financial institution to be chosen by the Company, and (ii) $10,000,000 to the trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”), in each case in accordance with the Company’s wiring instructions at least one (1) business day prior to the IPO Closing Date. On the IPO Closing Date, subject to the receipt of funds pursuant to the immediately prior sentence, the Company, at its option, shall deliver a certificate evidencing the Private Placement Warrants purchased by the Sponsor on such date duly registered in the Sponsor’s name to the Sponsor or effect such delivery in book-entry form.

   (ii)       On the date of any closing of the over-allotment option, if any, in connection with the Public Offering or on such earlier time and date as may be mutually agreed by the Sponsor and the Company (each such date, an “Over-allotment Closing Date,” and each Over-allotment Closing Date (if any) and the IPO Closing Date, being sometimes referred to herein as a “Closing Date”), the Company shall issue and sell to the Sponsor, and the Sponsor shall purchase from the Company, up to an aggregate of 1,000,000 Private Placement Warrants, in the same proportion as the amount of the option that is then so exercised, at a price of $1.50 per warrant for an aggregate purchase price of up to $1,500,000 (if the over-allotment option in connection with the Public Offering is exercised in full) (the “Over-allotment Purchase Price”). The Sponsor shall pay the Over-allotment Purchase Price in accordance with the Company’s wire instruction by wire transfer of immediately available funds to the Trust Account at least one (1) business day prior to such Over-allotment Closing Date. On the Over-allotment Closing Date, following the payment by the Sponsor of the Over-allotment Purchase Price by wire transfer of immediately available funds to the Company, the Company, at its option, shall deliver a certificate evidencing the Private Placement Warrants purchased by the Sponsor on such date duly registered in the Sponsor’s name to the Sponsor, or effect such delivery in book-entry form.

C.       Terms of the Private Placement Warrants.

   (i)        Each Private Placement Warrant shall have the terms set forth in a Warrant Agreement to be entered into by the Company and a warrant agent on the IPO Closing Date, in connection with the Public Offering (the “Warrant Agreement”).

   (ii)       At the time of, or prior to, the closing of the Public Offering, the Company and the Sponsor shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Sponsor relating to the Private Placement Warrants and the Class A shares underlying the Private Placement Warrants.

Section 2.          Representations and Warranties of the Company. As a material inducement to the Sponsor to enter into this Agreement and purchase the Private Placement Warrants, the Company hereby represents and warrants to the Sponsor (which representations and warranties shall survive each Closing Date) that:

A.       Incorporation and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B.       Authorization; No Breach.

   (i)        The execution, delivery and performance of this Agreement and the Private Placement Warrants have been duly authorized by the Company as of the IPO Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law). Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Private Placement Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of each Closing Date.

   (ii)       The execution and delivery by the Company of this Agreement and the Private Placement Warrants, the issuance and sale of the Private Placement Warrants, the issuance of the Class A shares upon exercise of the Private Placement Warrants and the fulfillment, of and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of each Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the amended and restated certificate of incorporation of the Company or the amended and restated bylaws of the Company (in effect on the date hereof or as may be amended prior to completion of the Public Offering), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C.       Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Class A shares issuable upon exercise of the Private Placement Warrants will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Sponsor will have good title to the Private Placement Warrants and the Class A shares issuable upon exercise of such Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Sponsor.

D.       Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

E.       Regulation D Qualification. Neither the Company nor, to its actual knowledge, any of its affiliates, members, officers, directors or beneficial shareholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

Section 3.          Representations and Warranties of the Sponsor. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Warrants to the Sponsor, the Sponsor hereby represents and warrants to the Company (which representations and warranties shall survive each Closing Date) that:

A.       Organization and Requisite Authority. The Sponsor possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B.       Authorization; No Breach.

   (i)        This Agreement constitutes a valid and binding obligation of the Sponsor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

   (ii)       The execution and delivery by the Sponsor of this Agreement and the fulfillment of and compliance with the terms hereof by the Sponsor does not and shall not as of each Closing Date (a) conflict with or result in a breach by the Sponsor of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Sponsor’s equity or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Sponsor’s organizational documents in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering, or any material law, statute, rule or regulation to which the Sponsor is subject, or any agreement, instrument, order, judgment or decree to which the Sponsor is subject, except for any filings required after the date hereof under federal or state securities laws.

C.       Investment Representations.

   (i)        The Sponsor is acquiring the Private Placement Warrants and, upon exercise of the Private Placement Warrants, the Class A shares issuable upon such exercise (collectively, the “Securities”), for the Sponsor’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

           (ii)       The Sponsor is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D, and the Sponsor has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

   (iii)      The Sponsor understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Sponsor’s compliance with, the representations and warranties of the Sponsor set forth herein in order to determine the availability of such exemptions and the eligibility of the Sponsor to acquire such Securities.

   (iv)      The Sponsor did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act.

   (v)       The Sponsor has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Sponsor. The Sponsor has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Sponsor understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

   (vi)      The Sponsor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Sponsor nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

   (vii)     The Sponsor understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Sponsor understands that the SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial Business Combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the requirements of such Rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act.

   (viii)    The Sponsor has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Sponsor has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Sponsor can afford a complete loss of its investments in the Securities.

   (ix)      The Sponsor understand that the Private Placement Warrants shall bear the legend substantially in the form set forth in the Warrant Agreement.

Section 4.          Conditions of the Sponsor’s Obligations. The obligations of the Sponsor to purchase and pay for the Private Placement Warrants are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A.       Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.

B.       Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

C.       No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D.       Warrant Agreement and Registration Rights Agreement. The Company shall have entered into the Warrant Agreement, in the form of Exhibit A hereto, and the Registration Rights Agreement, in the form of Exhibit B hereto, in each case on terms satisfactory to the Sponsor.

Section 5.          Conditions of the Company’s Obligations. The obligations of the Company to the Sponsor under this Agreement are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A.       Representations and Warranties. The representations and warranties of the Sponsor contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

B.       Performance. The Sponsor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Sponsor on or before such Closing Date.

C.       Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Private Placement Warrants hereunder.

D.       No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

E.       Warrant Agreement. The Company shall have entered into the Warrant Agreement with a warrant agent on terms satisfactory to the Company.

Section 6.         Termination. This Agreement may be terminated at any time December 31, 2021 upon the election by either the Company or the Sponsor upon written notice to the other party if the closing of the Public Offering does not occur prior to such date.

Section 7.          Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive each Closing Date.

Section 8.          Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement on Form S-1 the Company has filed with the SEC, under the Securities Act.

Section 9.          Miscellaneous.

A.       Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Sponsor to affiliates thereof.

B.       Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C.       Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

D.       Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E.       Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the laws of another jurisdiction.

F.       Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

REVOLUTION HEALTHCARE ACQUISITION CORP.

By:	/s/ Jay Markowitz
Name: Jay Markowitz
Title: Chief Executive Officer

PURCHASERS:

REV SPONSOR LLC

By:	/s/ Evan Sotiriou
Name: Evan Sotiriou
Title: Manager

By:	/s/ Jason Doren
Name: Jason Doren
Title: Manager

Signature page to Private Placement Warrants Purchase Agreement

EXHIBIT A

WARRANT AGREEMENT

A-1

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

B-1